UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

Information furnished under Item 5.02 under the subheading “Retirement of Director and Executive Officer” is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director and Executive Officer.
On October 9, 2014, Mr. Terence E. Block advised Post Holdings, Inc. (the “Company” or “Post”) of his intent to retire from his positions as President and Chief Operating Officer and a member of the Board of Directors of the Company, and all committees thereof, effective November 1, 2014. Mr. Block was appointed to the Company’s Board of Directors in February 2012 at the time of the Company’s spin-off from Ralcorp Holdings, Inc. and was serving as a Class II director with a term expiring in 2017. Mr. Block’s announced retirement is not related to any disagreement with the Company’s operations, policies or practices. As part of Mr. Block’s retirement, on October 9, 2014, the Board of Directors of the Company approved entering into a Separation and Release Agreement with Mr. Block which provides for: (a) a lump sum payment of $1.1 million; (b) the acceleration of vesting of 38,001 shares of restricted stock units and 200,000 non-qualified stock options; (c) Mr. Block to remain available on a consulting basis for the Company until December 31, 2014; and (d) a general release of all claims Mr. Block may have against the Company. The foregoing description of the Separation and Release Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation and Release Agreement, which will be filed in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Appointment of Executive Officers.
On October 9, 2014, the Board appointed Mr. Robert V. Vitale, age 48, current Chief Financial Officer of the Company, to serve as President and Chief Executive Officer and as a Class II director with a term expiring in 2017. Mr. Vitale has served as Post’s Chief Financial Officer since October 2011. Previously, he served as President and Chief Executive Officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services from 2006 until 2011.

Also on October 9, 2014, the Board appointed Mr. Jeff A. Zadoks, age 49, the current Senior Vice President and Chief Accounting Officer of the Company, to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Zadoks has served as Post’s Corporate Controller since October 2011 and its Senior Vice President, Chief Accounting Officer effective January 10, 2014. Mr. Zadoks most recently served as Senior Vice President and Chief Accounting Officer at RehabCare Group, Inc., a leading provider of post-acute care in hospitals and skilled nursing facilities, from February 2010 to September 2011, and as Vice President and Corporate Controller from December 2003 until January 2010.

Both the appointments of Mr. Vitale and Mr. Zadoks will be effective November 1, 2014. Mr. Vitale, along with Mr. Stiritz will be the principal executive officers of the Company, and Mr. Zadoks will retain his role as principal accounting officer of the Company and will also become principal financial officer of the Company.

The Board also appointed the following individuals to executive officer positions effective November 1, 2014:

Name and Age	Current Position	Position Effective November 1, 2014
William P. Stiritz, Age 80	Chairman and Chief Executive Officer	Executive Chairman
James L. Holbrook, Age 55	EVP & President, Post Foods	EVP, Post Holdings; President & CEO, Consumer Brands
James E. Dwyer, Jr., Age 56	President & CEO, Michael Foods	EVP, Post Holdings; President & CEO, Michael Foods

Executive Compensation.
Executive Officer Compensation
In connection with the executive officer appointments described above, on October 9, 2014, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the fiscal 2015 base salaries and target bonus percentages of the Company’s executive officers other than Mr. Stiritz. The following table sets forth the annual base salary level of the Company’s anticipated named executive officers for fiscal 2015:

Name	Position*	Base Salary	Target Bonus
Robert V. Vitale	President and Chief Executive Officer	$800,000	120%
James L. Holbrook	EVP, Post Holdings; President & CEO, Consumer Brands	$600,000	100%
James E. Dwyer, Jr.	EVP, Post Holdings; President & CEO, Michael Foods	$600,000	100%
Jeff A. Zadoks	SVP, Chief Financial Officer	$375,000	100%
*Position is the executive officer’s position effective November 1, 2014.

Executive Officer Equity Grants
Also on October 9, 2014, the Committee approved awards of non-qualified stock options to certain executive officers under the Plan, with an exercise price equal $33.79, the closing market price of the Company’s common stock on the date of grant. These stock options vest in equal annual installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreements. The following table sets forth the non-qualified stock options which were awarded to these executive officers:

Name	Position*	Stock Options
Robert V. Vitale	President and Chief Executive Officer	125,000
James L. Holbrook	EVP, Post Holdings; President & CEO, Consumer Brands	100,000
James E. Dwyer, Jr.	EVP, Post Holdings; President & CEO, Michael Foods	100,000
*Position is the executive officer’s position effective November 1, 2014.

Also on October 9, 2014, the Committee approved awards of restricted stock units (“RSUs”) to certain executive officers under the Plan. The RSUs vest in equal installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreements. The RSUs awarded to Messrs. Vitale, Holbrook and Dwyer are settled in common stock of the Company upon vesting. The RSUs awarded to Mr. Zadoks are settled in cash upon vesting. The following table sets forth the RSUs which were awarded to these executive officers:

Name	Position*	RSUs
Robert V. Vitale	President and Chief Executive Officer	25,000
James L. Holbrook	EVP, Post Holdings; President & CEO, Consumer Brands	20,000
James E. Dwyer, Jr.	EVP, Post Holdings; President & CEO, Michael Foods	20,000
Jeff A. Zadoks	SVP and Chief Financial Officer	10,000
*Position is the executive officer’s position effective November 1, 2014.

The equity awards described above were made by the Committee through the use of various forms of award agreements, which set forth terms applicable to specific awards. The form of the stock option award agreement was approved by the Committee on May 29, 2012 and has been previously filed with the SEC. The forms of stock settled RSU award agreement and cash settled RSU award agreement were approved by the Committee on October 15, 2013 and have been previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

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